As filed with the Securities and Exchange Commission
							 on April 12, 1995.
						 Registration No. 33-00000
	  _________________________________________________________________
			  SECURITIES AND EXCHANGE COMMISSION
				WASHINGTON, D.C. 20549
				      __________

				       FORM S-8
				REGISTRATION STATEMENT
					UNDER
			      THE SECURITIES ACT OF 1933
				      __________

				     TRION, INC.
		(Exact name of registrant as specified in its charter)

		    Pennsylvania                          25-0922753
	  (State or other jurisdiction of              (I.R.S. Employer
	  incorporation or organization)               Identification No.)

		      P.O. Box 760
		    101 McNeill Road
		  Sanford, North Carolina                   27331-0760
	     (Address of Principal Executive Offices)       (Zip Code)

				     TRION, INC.
			1995 NON-EMPLOYEE DIRECTOR STOCK PLAN
			       (Full title of the plan)

				   Calvin J. Monsma
		      Vice President and Chief Financial Officer
				     Trion, Inc.
				     P.O. Box 760
				   101 McNeill Road
			  Sanford, North Carolina 27331-0760
		       (Name and address of agent for service)

				    (919) 775-2201
	    (Telephone number, including area code, of agent for service)

			   CALCULATION OF REGISTRATION FEE


	    TITLE OF       AMOUNT       MAXIMUM     MAXIMUM     AMOUNT OF
	    SECURITIES      TO BE       OFFERING   AGGREGATE  REGISTRATION
	      TO BE      REGISTERED      PRICE      OFFERING       FEE
	    REGISTERED                 PER SHARE*    PRICE*

	   Common        30,000 shs.     $6.0625    $181,875      $63.00
	   Stock, par
	   value $.50
	   per share

	  * Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(g). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock in the consolidated reporting system on April 11, 1995.

				    PART II

		  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


	  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

		    The following documents filed by Trion, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

		    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

		    2.   The description of the Company's
			 Common Stock, par value $.50 per
			 share (the "Common Stock"),
			 contained in the Company's
			 Registration Statement filed under
			 Section 12 of the Securities
			 Exchange Act of 1934, as amended
			 (the "Exchange Act"), including all
			 amendments and reports updating
			 such description.

		    The consolidated financial statements of Trion, Inc. incorporated by reference in Trion, Inc.'s Annual Report
	  (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

		    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of a prospectus relating to the Trion, Inc. 1995 Non-Employee Director Stock Plan and meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

       ITEM 4.  DESCRIPTION OF SECURITIES.

		    The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

	  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

		    Inapplicable.

	  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

		    The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provides in relevant part as follows:

	       Section  1741.  THIRD PARTY ACTIONS.

		    Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

	       Section  1742.  DERIVATIVE ACTIONS.

		    Unless otherwise restricted in its bylaws, a business corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

	       Section  1743.  MANDATORY INDEMNIFICATION.

		    To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in section 1741 (relating to third party actions) or 1742 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

	       Section  1744.  PROCEDURE FOR EFFECTING INDEMNIFICATION.

		    Unless ordered by a court, any indemnification under
	  section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

		    (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

		    (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

		    (3)  by the shareholders.

	       Section  1745.  ADVANCING EXPENSES.

		    Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this subchapter may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this subchapter or otherwise.

	       Section  1746.  SUPPLEMENTARY COVERAGE.

		    (a) GENERAL RULE.--The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this subchapter shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1728 (relating to interested directors or officers; quorum) and, in the case of a registered corporation, section 2538 (relating to approval of transactions with interested shareholders) shall be applicable to any bylaw, contract or transaction authorized by the directors under this section. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this section or otherwise.

		    (b) WHEN INDEMNIFICATION IS NOT TO BE MADE.-- Indemnification pursuant to subsection (a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles may not provide for indemnification in the case of willful misconduct or recklessness.

	       Section  1747.  POWER TO PURCHASE INSURANCE.

		    Unless otherwise restricted in its bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of this subchapter. Such insurance is declared to be consistent with the public policy of this Commonwealth.

	       Section  1748.  APPLICATION TO SURVIVING OR NEW
	  CORPORATIONS.

		    For the purposes of this subchapter, references to "the corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this subchapter with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

	       Section  1749.  APPLICATION TO EMPLOYEE BENEFIT PLANS.

		    For purposes of this subchapter:

		    (1)  References to "other enterprises" shall
	       include employee benefit plans and references to "serving at the request of the corporation" shall include any service as a representative of the business corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

		    (2)  Excise taxes assessed on a person with
	       respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

		    (3) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the corporation.

	       Section  1750.  DURATION AND EXTENT OF COVERAGE.

		    The indemnification and advancement of expenses provided by, or granted pursuant to, this subchapter shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

		    Article VIII of the Company's Amended and Restated By-laws provides as follows:

		    SECTION 8.1. MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

		    SECTION 8.2. MANDATORY ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 8.1 of this Article in defending or appearing as a witness in any civil or criminal action, suit, or proceeding described in
	  Section 8.1 of this Article in advance of the final disposition of such action, suit, or proceeding. The expenses incurred by such director or officer shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation with respect to such expenses.

		    SECTION 8.3.  PERMISSIVE INDEMNIFICATION AND
	  ADVANCEMENT OF EXPENSES. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit, or proceeding referred to in this Section 8.3 in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

		    SECTION 8.4. MANDATORY INDEMNIFICATION WITH RESPECT TO EXPENSES. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person shall have been made a party by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, interest, or other enterprise, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith.

		    SECTION 8.5. SCOPE OF INDEMNIFICATION. This Article is intended to provide indemnification in accordance with its terms to the fullest extent permitted by law, including, without limitation, pursuant to Section 1746 of the BCL (or any successor provision or statute as in effect at the time of such alleged action or failure to take action), whether the Corporation would have the power to so indemnify under any other provisions of law except Subchapter D of the BCL (or successor statute) and whether or not the indemnified liability arises or arose from any threatened, pending, or completed action by or in the right of the Corporation; indemnification under this Article shall not be made by the Corporation in any case where indemnification for the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the said Section 1746 or any successor statute as in effect at the time of such alleged action or failure to take action.

		    SECTION 8.6. FUNDING TO MEET INDEMNIFICATION OBLIGATIONS. The Board of Directors, without further approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification and the advancement and reimbursement of expenses, and for the purchase and maintenance of insurance on behalf of each director or officer against any liability asserted against or incurred by such director or officer in any capacity.

		    SECTION 8.7. MISCELLANEOUS. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person. Any repeal or modification of this Article VIII by the shareholders or the Board of Directors of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

		    SECTION 8.8. DEFINITION OF CORPORATION. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

		    SECTION 8.9. DEFINITION OF AUTHORIZED REPRESENTATIVE. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee, or agent of the Corporation or of any subsidiary of the Corporation or a trustee, custodian, administrator, committeeman, or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust, or other enterprise in any of the foregoing capacities at the request of the Corporation.

		    The Company has entered into agreements with certain directors and officers to indemnify them to the fullest extent permitted by law against liabilities incurred while serving in any capacity for the Company or for any other entity at the request of the Company. The Company also has obtained insurance covering liability of its directors and officers for their actions as such.

	  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

		    Inapplicable.

	  ITEM 8.  EXHIBITS.

		    The following exhibits are filed herewith as part of this Registration Statement:

	  EXHIBIT NO. AND DESCRIPTION
	  ___________________________

	     4.1 Articles of Incorporation of Trion, Inc., incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
		    December 31, 1985.

	     4.2 Trion, Inc. 1995 Non-Employee Director Stock Plan. Incorporated by reference to Annex B to the Company's Proxy Statement dated March 13, 1995.

	     5.1 Opinion of Kirkpatrick & Lockhart as to the legality of the securities being registered.

	    23.1    Consent of Independent Auditors.

	    23.2 The consent of Kirkpatrick & Lockhart to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed as Exhibit 5.1.

	  ITEM 9.  UNDERTAKINGS.

		    (a)  The undersigned registrant hereby undertakes:

			 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
					 II-9


			      (i)  To include any prospectus
		    required by Section 10(a)(3) of the
		    Securities Act;

			      (ii)  To reflect in the prospectus
		    any facts or events arising after the
		    effective date of the Registration Statement
		    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

			     (iii)  To include any material
		    information with respect to the plan of
		    distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

			 provided, however, that paragraphs
			 ________  _______
			 (a)(1)(i) and (a)(1)(ii) do not
			 apply if the information required
			 to be included in a post-effective
			 amendment by those paragraphs is
			 contained in periodic reports filed
			 by the registrant pursuant to
			 Section 13 or Section 15(d) of the
			 Exchange Act that are incorporated
			 by reference in the Registration
			 Statement.

			 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

			 (3)  To remove from registration by means of
	       a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

		    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
	  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
					* * *
					 II-10


		    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

				     SIGNATURES

		    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of North Carolina, on this 10th day of April, 1995.

						TRION, INC.



						By:  /s/ Steven L. Schneider
						    _______________________
						     Steven L. Schneider
						     President and Chief
						     Executive Officer


	       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Trion, Inc. hereby constitutes and appoints Calvin J. Monsma his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

	       Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons on April 10, 1995 in the capacities indicated:


	       Signature                         Title
	       _________                         _____

	  /s/ Steven L. Schneider
	  ________________________         President, Chief
	  Steven L. Schneider              Executive Officer
					     and Director
				     (Principal Executive Officer)

	  /s/ Calvin J. Monsma
	  ________________________         Vice President and
	  Calvin J. Monsma              Chief Financial Officer
				       (Principal Financial and
					  Accounting Officer)

	  /s/ Hugh E. Carr
	  ________________________             Director
	  Hugh E. Carr

	  /s/ Edwin V. Clarke, Jr.
	  ________________________             Director
	  Edwin V. Clarke, Jr.

	  /s/ Seddon Goode, Jr.
	  ________________________             Director
	  Seddon Goode, Jr.

	  /s/ James E. Heins
	  ________________________             Director
	  James E. Heins

	  /s/ Grant R. Meyers
	  ________________________             Director
	  Grant R. Meyers

	  /s/ Robert K. Wagner
	  ________________________             Director
	  Robert K. Wagner

	  /s/ Samuel J. Wornom III
	  ________________________             Director
	  Samuel J. Wornom III

				    EXHIBIT INDEX

							   SEQUENTIAL
	  EXHIBIT NO. AND DESCRIPTION                       PAGE NO.
	  ___________________________                       ________


	     4.1    Articles of Incorporation of
		    Trion, Inc., incorporated
		    by reference to Exhibit 3.1 to
		    the Company's Annual Report on
		    Form 10-K for the fiscal year
		    ended December 31, 1985.

	     4.2    Trion, Inc. 1995 Non-Employee
		    Director Stock Plan.  Incorporated
		    by reference to Annex B to the Company's
		    Proxy Statement dated March 13, 1995.

	     5.1    Opinion of Kirkpatrick & Lockhart as       II-15
		    to the legality of the securities
		    being registered.

	    23.1    Consent of Independent Auditors.           II-16

	    23.2    The consent of Kirkpatrick & Lockhart
		    to the use of its opinion as an exhibit
		    to this Registration Statement is included in its opinion filed as Exhibit 5.1.

								Exhibit 5.1











				    April 10, 1995



	  Securities and Exchange Commission
	  Division of Corporation Finance
	  450 Fifth Street, N.W.
	  Washington, D.C.  20549

	  Gentlemen:

	       We have acted as counsel to Trion, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering an aggregate of 30,000 shares (the "Shares") of the Company's Common Stock, par value $.50 per share ("Common Stock"), issuable pursuant to the Trion, Inc. 1995 Non-Employee Director Stock Plan ("Director Stock Plan").

	       We are familiar with the Registration Statement and the Director Stock Plan and we have made such other investigation and examined such other instruments and documents as we deem necessary to express the following opinion. On the basis of the foregoing, we are of the opinion that:

	       (1) The Company is duly incorporated and validly existing under the laws of the Commonwealth of Pennsylvania and has an authorized capital consisting of 10,000,000 shares of Common Stock.

	       (2) Upon approval by the shareholders of the Company, the Shares will be duly authorized and reserved for issuance pursuant to the Director Stock Plan, and, when issued in accordance with the provisions thereof, the Shares will be validly issued, fully paid and nonassessable.

	       We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

						Yours truly,


						KIRKPATRICK & LOCKHART


				    II-15
							       Exhibit 23.1




			  CONSENT OF INDEPENDENT ACCOUNTANTS






	  We consent to the reference to our firm under the second paragraph of Item 3 in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Trion, Inc. 1995 Non-Employee Director Stock Plan and to the incorporation by reference therein of our reports dated January 26, 1995, with respect to the consolidated financial statements of Trion, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


						ERNST & YOUNG LLP







	  Raleigh, North Carolina
	  April 12, 1995




















					II-16